Exhibit 99.3
ELECTION FORM AND LETTER OF TRANSMITTAL
This Election Form is being delivered in connection with the Agreement and Plan of Reorganization (the "Merger Agreement") between ICNB Financial and Firstbank Corporation whereby ICNB Financial Corporation will merge with and into Firstbank Corporation.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY
Mailing Address:	To be effective, this Election Form must be received by the Exchange	By Hand:
Registrar and Transfer Company	Agent no later than 5:00 p.m. EST on June 19, 2007, together with	Registrar and Transfer Company
Attn: Reorg/Exchange Dept.	the stock certificate(s) representing such shares of ICNB Financial	Attn: Reorg/Exchange Dept.
P.O. Box 645	Corporation common stock or a Notice of Guaranteed Delivery.	10 Commerce Drive
Cranford, New Jersey 07016-0645	Please read the instructions carefully before completing this form.	Cranford, New Jersey 07016
For assistance: (800) 368-5948

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary)

Total Number of
(See Instructions)	Certificate	Shares Represented
Name(s) and Address of Registered Holder(s)	Number(s)	by Certificate(s)

TOTAL SHARES

☐	Check the box to the left if you have lost any of your ICNB Financial Corporation stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).
ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON MONTH DAY, 2007
(See Instruction A(3))
☐
ALL STOCK ELECTION: Exchange all shares for stock 1.407 shares of Firstbank Corporation common stock for each ICNB Financial Corporation share, plus cash in lieu of any fractional share ("Stock Election").

☐	ALL CASH ELECTION: Exchange all shares for cash ($31.50 per share) ("Cash Election").

☐
COMBINATION STOCK/CASH ELECTION: Exchange                       shares of ICNB Financial Corporation common stock for Firstbank Corporation common stock and the remainder in cash ("Combination Election"). (Please write in the blank the number of shares you would like to exchange for Firstbank Corporation Common Stock.)

☐	NO ELECTION: No preference with respect to the receipt of either Firstbank Corporation common stock or cash.
IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE OPTION, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.
     It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, at least 50% of ICNB financial Corporation common stock will be converted into Firstbank Corporation common stock and no more than 50% of ICNB Financial Corporation common stock will be converted into cash. Firstbank Corporation cannot, therefore, ensure that all ICNB Financial Corporation shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Prospectus and Proxy Statement.
     The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of ICNB Financial Corporation common stock and that at the effective time of the Merger, Firstbank Corporation will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of ICNB Financial Corporation together with accompanying evidence of transfer and authenticity, for certificates representing shares of Firstbank Corporation or cash, as set forth under "Election Options" and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Exhibit 99.3

SPECIAL PAYMENT INSTRUCTIONS (See Instruction B1 and 2)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction B4)

To be completed ONLY if (i) the Firstbank Corporation Stock Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 7)

Complete ONLY if the Firstbank Corporation Stock Certificate and/or check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown after the undersigned's name at the top of the letter.

Mail New Certificate and/or check to:
Issue and deliver New Certificate and/or check to:

Name:	Name:

(Please Print First, Middle & Last Name)	(Please Print First, Middle & Last Name)

Address:	Address:

(include Zip Code)	(including Zip Code)
Dated

IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

	IMPORTANT	MEDALLION SIGNATURE GUARANTEE
	SHAREHOLDER SIGN HERE	Required only if Special Payment and/or Issuance Instructions are provided.
	(Also Complete Substitute Form W-9)	(See Instruction B-2)

X

X

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated

Name(s)

(Please print)

Capacity:
The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

Area Code and Telephone No.:

Exhibit 99.3

PAYER'S NAME: FIRSTBANK CORPORATION
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (See Instruction No. 7) Please fill in your name and address below:
Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.
Social Security Number OR Employer Identification Number(s)
Part 2 - Certification - For Payees Exempt from Backup Withholding - Under penalties of perjury, I certify that:
Name

Business name, if different from above
				(1)	The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
Check appropriate box				(2)
I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

				(3)	I am a U.S. person (including a U.S. resident alien).
☐	Individual/Sole proprietor	☐	Corporation
☐ ☐	Partnership Exempt from backup withholding	☐	Other ________
Certificate Instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Address (number and street)

City, State and Zip Code

SIGNATURE DATE , 20___

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION #7 FOR ADDITIONAL INFORMATION.

THIS DOCUMENT IS NOT A PROXY OR BALLOT TO VOTE ON APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. A PROSPECTUS AND PROXY STATEMENT HAS BEEN MAILED SEPARATELY. PLEASE REFER TO THE PROSPECTUS AND PROXY STATEMENT FOR INSTRUCTIONS ON HOW TO VOTE YOUR SHARES. FOR A COPY OF THE PROSPECTUS AND PROXY STATEMENT PLEASE CALL JAMES D. FAST, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ICNB AT (616) 527-8725.
INSTRUCTIONS
A. Special Conditions
1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder's shares of ICNB Financial Corporation common stock or a Notice of Guaranteed Delivery as to which an election is made on this Election Form must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on Month Day 2007 ("Election Deadline"). Holders of ICNB Financial Corporation common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See instruction A(7) below, The method of delivery of all documents is at the option and risk of the ICNB Financial Corporation shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.
2. Description of Certificates. Insert in the box at the top of the Election Form marked "Description of Certificates Surrendered" the certificate number(s) of the ICNB Financial Corporation common stock certificate(s) that you are surrendering with this Election Form, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.
3. Election Options. In the box marked "Election Options." indicate whether you would like to receive in exchange for your shares of ICNB Financial Corporation common stock, only shares of Firstbank Corporation common stock, only cash, a combination of Firstbank Corporation common stock and cash or "No Election". Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of Firstbank Corporation common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see "What ICNB Shareholders Will Receive in the Merger," and "Procedure For Surrender of Certificates; Payment of Merger Consideration" on pages 18-19 and 29-30 of the Prospectus/Proxy Statement.
4. Change or Revocation of Election. A holder of shares of ICNB Financial Corporation common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.
5. Joint Forms of Election. Holders of shares of ICNB Financial Corporation common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. "John Smith" on one certificate and "J. Smith" on another) and by persons who may be considered to own each other's shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1916, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of ICNB Financial Corporation common stock covered hereby must properly sign this Election Form in accordance with instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

Exhibit 99.3

6. Forms of Election Nominees. Any record holder of shares of ICNB Financial Corporation common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of ICNB Financial Corporation common stock owned by such record holder. However, upon the request of Firstbank Corporation such record holders will be required to certify to the satisfaction of Firstbank Corporation that such record holder holds such shares of ICNB Financial Corporation common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of ICNB Financial Corporation for purposes of allocation Firstbank Corporation common stock and cash payments to be issued upon consummation of the Merger.
7. Shares as to Which No Election is Made. Holders of shares of ICNB Financial Corporation common stock who mark the "No Election" box on this Election Form, or who fail to submit a properly completed Election Form and certificate(s) representing their shares of ICNB Financial Corporation common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form and certificate(s) representing their shares of ICNB Financial Corporation common stock ("Non-Electing Shareholder"), will have their shares of ICNB Financial Corporation common stock converted into the right to receive a cash payment of $31.50 or 1.407 shares of Firstbank Corporation common stock, subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election Form and ICNB Financial Corporation stock certificate(s) for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not covered by an Election Form and surrendered.
B. General.
1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of ICNB Financial Corporation common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).
If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the names that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.
If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.
The certificate(s) may be surrendered by a firm acting as agent for the registered holder)s) if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.
2. Special Payment and/or Issuance Instructions. If checks or certificates representing Firstbank Corporation common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of ICNB Financial Corporation common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in "Special Payment Instructions" on the Election Form.
3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Firstbank Corporation common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of ICNB Financial Corporation common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Firstbank Corporation common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.
4. Special Delivery Instructions. If checks or certificates representing shares of Firstbank Corporation common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in "Special Delivery Instructions" and insert the appropriate address in the space provided on this Election Form.
5. Lost Certificate. If your certificate(s) representing shares of ICNB Financial Corporation common stock has (have) been lost, stolen or destroyed. you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $31.50 per share) and with any certificate(s) of ICNB Financial Corporation common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium - example 100 shares of ICNB Financial Corporation x                      MV x 1.5% = $                     bond premium (minimum $25 00) If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately. The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a "No Election."

Exhibit 99.3

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form whatsoever.
In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Firstbank Corporation, ICNB Financial Corporation, Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.
I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $25.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.
NOTE: If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately.

Sign Here:

Co-Owner, if any:	Date:	_________, 20___

6. Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of ICNB Financial Corporation common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by Firstbank Corporation and/or the Exchange Agent, whose determination shall be conclusive and binding. Firstbank Corporation shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Firstbank Corporation and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of ICNB Financial Corporation common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Firstbank Corporation nor the Exchange Agent is under any obligation to notify a holder of shares of Firstbank Corporation common stock of any defect in an Election Form.
7. Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder's correct Taxpayer Identification Number ("TIN") on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

     Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
8. Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.

Exhibit 99.3